UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 15, 2005

PAR PHARMACEUTICAL COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	File Number 1-10827	22-3122182
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Tice Boulevard, Woodcliff Lake, New Jersey

07677

   (Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code:  (201) 802-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Par Pharmaceutical Companies, Inc. entered into an employment agreement (the “Agreement”) with Mr. Thomas Haughey, dated as of September 15, 2005, that cancelled and replaced Mr. Haughey’s previous employment contract, dated November 2003.  Pursuant to the Agreement, Mr. Haughey will continue to hold the positions of Vice President, General Counsel and Secretary of Par Pharmaceutical Companies, Inc. and of Par Pharmaceutical, Inc. (collectively, with Par Pharmaceutical Companies, Inc., the “Company”) for an initial three-year term, with automatic renewals for successive one-year terms thereafter (unless a notice of non-renewal of any subsequent employment period is provided in advance by the Company or Mr. Haughey), for which he is to be paid an annual base salary of $273,000, subject to review and increase by the Board of Directors of the Company (the “Board”), in its discretion.   Mr. Haughey is eligible to receive certain executive benefits commensurate with his titles and positions.  In addition, while Mr. Haughey is employed by the Company, the Company is obligated to pay the premiums on a $1,000,000 term-life insurance policy for the benefit of Mr. Haughey and his estate.  Mr. Haughey is eligible for annual bonuses based on performance criteria to be determined by the Board, including his performance and the performance and financial condition of the Company.

In the event that Mr. Haughey’s employment is (i) terminated by the Company without Cause (as such term is defined in the Agreement) or by Mr. Haughey upon a material breach of the Agreement by the Company or (ii) is not renewed by the Company, Mr. Haughey is entitled to receive a severance payment equal to two times his annual base salary in effect at the applicable time plus (if, in respect of clause (ii) above, Mr. Haughey’s non-renewal is not the result of his performance) an amount equal to his last cash bonus.  If Mr. Haughey’s employment is terminated other than for Cause within 12 months following a Change of Control (as such term is defined in the Agreement), then Mr. Haughey (or his estate) will have 24 months from the date of such termination to exercise any vested equity awards, so long as the applicable plan underlying the awards is still in effect and the awards shall not have expired at the time of the exercise.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.
10.1. Employment Agreement, dated as of September 15, 2005, by and between Par Pharmaceutical Companies, Inc. and Thomas Haughey.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated as of:  September 21, 2005

PAR PHARMACEUTICAL COMPANIES, INC.

(Registrant)

/s/ Dennis J. O’Connor

Name:  Dennis J. O’Connor

Title:    Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT

DESCRIPTION

10.1

Employment Agreement dated as of September 15, 2005 by and between Par Pharmaceutical Companies, Inc. and Thomas Haughey.